Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the LoCorr Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the LoCorr Investment Trust for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the LoCorr Investment Trust for the stated period.

/s/ Kevin Kinzie Kevin Kinzie President, LoCorr Investment Trust	/s/ Jon Essen Jon Essen Treasurer, LoCorr Investment Trust
Dated: March 5, 2014	Dated: March 5, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by LoCorr Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.